As filed with the Securities and Exchange Commission on June 17, 2022.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Finance of America Companies Inc.

(Exact name of registrant as specified in its charter)

Delaware	85-3474065
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5830 Granite Parkway, Suite 400

Plano, Texas 75024

(Address, including zip code, of registrant’s principal executive offices)

Finance of America Companies Inc. 2021 Omnibus Incentive Plan

(Full title of the Plan)

Anthony W. Villani

Chief Legal Officer

Finance of America Companies Inc.

5830 Granite Parkway, Suite 400

Plano, Texas 75024

Telephone: (877) 202-2666

(Name and address and telephone number, including area code, of agent for service)

With copies of all notices, orders and communications to:

Joshua Ford Bonnie

William R. Golden III

Simpson Thacher & Bartlett LLP

900 G Street, N.W.

Washington, D.C. 20001

(202) 636-5500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Finance of America Companies Inc. (the “Registrant”) for the purpose of registering additional shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) reserved for issuance under the Finance of America Companies Inc. 2021 Omnibus Incentive Plan (“the Plan”). These shares of Class A Common Stock are additional securities of the same class as other securities for which an original registration statement (File No. 333-261461) on Form S-8 was filed with the Securities and Exchange Commission (the “Commission”) on June 17, 2021 (the “Original Registration Statement”), which registered 21,250,000 shares of Class A Common Stock issuable under the Plan.

The shares of Class A Common Stock registered by this Registration Statement consist of: (i) 4,736,223 shares of Class A Common Stock that have become reserved for issuance as a result of the operation of the “evergreen” provision of the Plan, which provides that the total number of shares subject to the Plan will be increased on the first day of each fiscal year pursuant to a specified formula; and (ii) 16,370,363 shares of Class A Common Stock issuable under the Plan, which amount is equal to the number of “Substitute Awards” previously issued under the Plan and registered by the Original Registration Statement that did not count against the Absolute Share Limit (as defined in the Plan). Other than the 4,736,223 shares that have become available for issuance pursuant to the “evergreen” provision of the Plan, the shares registered by this Registration Statement do not represent an increase in the number of shares previously reserved for issuance under the Plan.

Pursuant to General Instruction E to Form S-8, the contents of such earlier registration statements are incorporated by reference into this Registration Statement, except that the provisions contained in Part II of such earlier registration statements are modified as set forth in this Registration Statement.

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

(a)

The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Commission on March  15, 2022 (the “Annual Report”), as amended by Amendment No. 1 to the Annual Report, filed with the Commission on April 20, 2022;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the Commission on May 10, 2022;

(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on February 17, 2022, June 10, 2022 and June 13, 2022 (other than Items 7.01 and 9.01); and

(d)	The description of shares of Common Stock contained in Exhibit 4.4 to the Annual Report, including any amendments or reports filed for the purpose of updating such description.

All other reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information deemed to have been “furnished” rather than “filed” in accordance with the Commission’s rules), shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of the filing of such reports and documents.

For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Document

4.1	Amended and Restated Certificate of Incorporation of Finance of America Companies Inc. (incorporated by reference to Exhibit 3.2 filed with the Registrant’s Current Report on Form 8-K filed on April 7, 2021).

4.2	Amended and Restated Bylaws of Finance of America Companies Inc. (incorporated by reference to Exhibit 3.3 filed with the Registrant’s Current Report on Form 8-K filed on April 7, 2021).

4.3	Finance of America Companies Inc. 2021 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.10 filed with the Registrant’s Current Report on Form 8-K filed on April 7, 2021).

5.1	Opinion of Simpson Thacher & Bartlett LLP.

23.1	Consent of BDO USA, LLP for Finance of America Companies Inc.

23.3	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney (included in the signature page to this Registration Statement).

107.1	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this seventeenth day of June, 2022.

FINANCE OF AMERICA COMPANIES INC.

By:	/s/ Patricia L. Cook
Name:	Patricia L. Cook
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned, whose signature appears below, hereby constitutes and appoints Brian L. Libman, Graham A. Fleming and Menes Chee, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendments hereto in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated below on June 17, 2022.

/s/ Brian L. Libman	/s/ Patricia L. Cook
Brian L. Libman	Patricia L. Cook
Chairman of the Board of Directors	Chief Executive Officer
(Principal Executive Officer)

/s/ Johan Gericke	/s/ Tai A. Thornock
Johan Gericke	Tai A. Thornock
Executive Vice President, Chief Financial Officer	Chief Accounting Officer
(Principal Financial Officer)	(Principal Accounting Officer)

/s/ Menes Chee	/s/ Norma C. Corio
Menes Chee	Norma C. Corio
Director	Director

/s/ Robert W. Lord	/s/ Tyson A. Pratcher
Robert W. Lord	Tyson A. Pratcher
Director	Director

/s/ Lance N. West
Lance N. West
Director